UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

February 18, 2021

S&P Global Inc.

(Exact name of registrant as specified in its charter)

New York	1-1023	13-1026995
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

55 Water Street New York, New York	10041
(Address of principal executive offices)	(Zip code)

(212) 438-1000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Title of Each Class	Trading Symbol(s)	Exchange
Common Stock (par value $1.00 per share)	SPGI	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d)    On February 18, 2021, pursuant to the previously announced Agreement and Plan of Merger (as amended by Amendment No. 1 thereto, the “Merger Agreement”), dated as of November 29, 2020, by and among the S&P Global Inc., a New York corporation (the “Company”), IHS Markit Ltd., a Bermuda exempted company limited by shares (“IHS Markit”), and Sapphire Subsidiary, Ltd., a Bermuda exempted company limited by shares and wholly owned subsidiary of the Company (“Merger Sub”), the board of directors of the Company (the “Board”) elected Jacques Esculier, Gay Huey Evans, Robert P. Kelly and Deborah McWhinney (collectively, the “New SPGI Directors”), each of whom was proposed by and is currently a member of the board of directors of IHS Markit, to serve as directors of the Company effective as of, and contingent upon, the merger of Merger Sub with and into IHS Markit (the “Merger”). Upon completion of the Merger, it is expected that there will be 16 members of the Board, including the New SPGI Directors (and taking into account the fact that, as previously announced, one current director of the Company will retire at the 2021 annual meeting of the shareholders).

The Board has determined that each of the New SPGI Directors qualifies as an “independent director” under the listing standards of the NYSE and the applicable rules of the SEC. Following the Merger, each of the New SPGI Directors will be members of the Board until the annual meeting of the shareholders of the Company immediately following the Merger (subject to his or her earlier resignation, removal or death) or (if not elected at that meeting) until his or her successor has been duly elected and qualified.

The Board expects to appoint each of the New SPGI Directors to one or more committees of the Board following completion of the Merger.

As members of the Board, each of the New SPGI Directors will receive the standard compensation package for the Company’s non-employee Directors, prorated for their first year of service, and will also be eligible to participate in the Company’s Director Deferred Stock Ownership Plan and Director Deferred Compensation Plan, included as Appendix B to the Company’s Proxy Statement filed with the Securities and Exchange Commission on March 25, 2019 and as an exhibit to the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2017, respectively. The Company’s Director compensation program and plans are described in the Company’s most recent Proxy Statement filed with the Securities and Exchange Commission on March 30, 2020.

Other than as described in this Current Report on Form 8-K, there are no transactions with related persons required to be disclosed pursuant to Item 404(a) of Regulation S-K involving the New SPGI Directors or any of their related persons. Other than the provisions of the Merger Agreement related to the Company’s selection of the New SPGI Directors pursuant to the proposal of such directors to the Company by IHS Markit, there are no arrangements or understandings between the New SPGI Directors and any other person pursuant to which any New SPGI Director was selected as a director.

A copy of the press release announcing the election of the New SPGI Directors to the Board is furnished as Exhibit 99.1 hereto and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)     Exhibits.

Exhibit Number	Description

99.1	Press Release, dated February 18, 2021

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

S&P Global Inc.

Date: February 18, 2021	/s/ Alma Rosa Montanez
By: Alma Rosa Montanez
Assistant Corporate Secretary & Chief Corporate Counsel